UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2011
Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive Suite 500 Houston, TX	77057

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 570-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 9, 2011, Crown Castle Operating Company (“Borrower”) amended its existing Credit Agreement dated as of January 9, 2007 (as amended, supplemented or otherwise modified, the “Credit Agreement”), pursuant to an Incremental Revolving Credit Facility Amendment dated as of June 9, 2011 (“Amendment”), among Crown Castle International Corp., the Borrower, Crown Castle Operating LLC , CCGS Holdings LLC, Global Signal Operating Partnership, L.P., the lenders named therein and The Royal Bank of Scotland plc, as administrative agent under the Credit Agreement. The Amendment increased the aggregate revolving commitments under the Credit Agreement by $50 million, such that the aggregate revolving commitments under the Credit Agreement after giving effect to the Amendment are $450 million.
The above summary of the amendment is qualified in its entirety by reference to the complete terms and provisions of the Amendment filed herewith as Exhibit 10.1.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description
10.1
Incremental Revolving Credit Facility Amendment dated as of June 9, 2011, among Crown Castle International Corp. (“Holdings”), Crown Castle Operating Company (“Borrower”), Crown Castle Operating LLC, CCGS Holdings LLC, Global Signal Operating Partnership, L.P., the lenders named therein and The Royal Bank of Scotland plc (“RBS”), to the Credit Agreement dated as of January 9, 2007, among Holdings, the Borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and RBS, as administrative agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.
By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel
Date: June 10, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1
Incremental Revolving Credit Facility Amendment dated as of June 9, 2011, among Crown Castle International Corp. (“Holdings”), Crown Castle Operating Company (“Borrower”), Crown Castle Operating LLC, CCGS Holdings LLC, Global Signal Operating Partnership, L.P., the lenders named therein and The Royal Bank of Scotland plc (“RBS”), to the Credit Agreement dated as of January 9, 2007, among Holdings, the Borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and RBS, as administrative agent

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